Exhibit 99.1

NeoGenomics Reports Fourth Quarter and
Full Year 2022 Results

Fourth Quarter Revenue Increased 10% to $139 million;
Full Year Revenue Increased 5% to $510 million

Fort Myers, Florida, (February 23, 2023) - NeoGenomics, Inc. (Nasdaq: NEO) (the “Company”), a leading provider of oncology testing and global contract research services, today announced fourth quarter and full year 2022 results for the period ended December 31, 2022.

Highlights

•Fourth quarter consolidated revenue increased 10% to $139 million; Full year consolidated revenue increased 5% to $510 million

•Fourth quarter Clinical Services revenue increased 4% to $108 million; Full year Clinical Services revenue increased 4% to $419 million

•Fourth quarter Pharma Services revenue increased 41% to $31 million; Full year Pharma Services revenue increased 14% to $91 million

“I am proud of the team’s dedication to providing transformative cancer care for patients and providers and of the progress made in the fourth quarter as our organizational changes began to show results and we capped the year off with another sequential quarter of revenue, gross margin and adjusted EBITDA improvement. During the quarter we have been putting the pieces in place to advance the business, primarily focused on our people, culture, strategy and execution,” said Chris Smith, Chief Executive Officer.
“We still have a lot of work ahead of us, but I believe we have laid the groundwork for sustainable, long-term profitable growth. I am excited about what 2023 has in store and look forward to sharing our progress.”
Fourth Quarter Results
Consolidated revenue for the fourth quarter of 2022 was $139 million, an increase of 10% over the same period in 2021. Clinical Services revenue of $108 million was an increase year-over-year of 4%. Clinical test volume(1) increased by 2% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 2% to $389. Pharma Services revenue increased by 41% to $31 million compared to the fourth quarter of 2021.
Consolidated gross profit for the fourth quarter of 2022 was $56.8 million, an increase of 26% compared to the fourth quarter of 2021. This increase was primarily due to an increase in revenue. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets, was 41.0%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 44.5%.
Operating expenses for the fourth quarter of 2022 were $83 million, a decrease of $4 million, or 4%, compared to the fourth quarter of 2021. This decrease primarily reflects a reduction in payroll and payroll-related costs, including non-cash stock-based compensation expense, and a reduction in legal expenses. This decrease was partially offset by charges related to restructuring which were not included in the same period of 2021, and higher commissions.
Net loss for the quarter was $23 million compared to net loss of $42 million for the fourth quarter of 2021.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Adjusted EBITDA(2) was negative $1.2 million compared to negative $10 million in the fourth quarter of 2021. Adjusted Net Loss(2) was $7 million compared to Adjusted Net Loss(2) of $17 million in the fourth quarter of 2021.
Cash and cash equivalents and marketable securities totaled $438 million at quarter end.
Full Year Results
Consolidated revenue for 2022 was $510 million, an increase of 5% over 2021. Excluding COVID-19 PCR testing, consolidated revenue increased by 6%. This increase was primarily driven by an increase in average unit price due to strategic reimbursement initiatives and a more favorable test mix in our Clinical Services segment and growth in our Pharma Services segment, primarily due to the timing of project billing. Net loss for 2022 was $144 million compared to net loss of $8 million in 2021. The net loss in 2021 included an $109 million gain on the Company’s prior investment in, and loan receivable from, non-consolidated affiliate due to the acquisition of Inivata. Adjusted EBITDA(2) for 2022 was negative $48 million compared to negative $4 million in 2021. Adjusted net loss(2) for 2022 was $70 million compared to adjusted net loss of $33 million in 2021.
2023 Financial Guidance
The Company also issued 2023 guidance(3) today (in millions).

	FY 2022	FY 2023 Guidance		YOY % Change from FY 2022
	Actual	Low	High	Low	High
Consolidated revenue	$510	$545	$555	7%	9%
Net loss	$(144)	$(116)	$(107)	19%	26%
Adjusted EBITDA	$(48)	$(27)	$(22)	44%	54%
(1) Clinical testing excludes requisitions, tests, revenue and costs of revenue for Pharma Services.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its fourth quarter and full year 2022 results on Thursday, February 23, 2023 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 647216. A replay of the conference call will be available until 8:30 AM EDT on March 9, 2023, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 47529. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the webcast will be available until 8:30 AM EDT on February 23, 2024.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to secure the data we maintain.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories for full-service sample processing in Fort Myers, Florida; Aliso Viejo and San Diego, California; Research Triangle Park, North Carolina; and Houston, Texas; and CAP accredited full-service, sample-processing laboratories in Rolle, Switzerland; Singapore and China. CAP accreditation is pending in Cambridge, United Kingdom. NeoGenomics also has several, small, non-processing laboratory locations across the United States for providing analysis services. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Jeff Sherman
Chief Financial Officer
T:239.768.0600 x2427
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$263,180	$316,827
Marketable securities, at fair value	174,809	198,563
Accounts receivable, net	119,711	112,130
Inventories	24,277	23,395
Prepaid assets	15,237	12,354
Assets held for sale	—	10,050
Other current assets	8,077	8,189
Total current assets	605,291	681,508
Property and equipment (net of accumulated depreciation of $131,930 and $109,952, respectively)	102,499	109,465
Operating lease right-of-use assets	96,109	102,197
Intangible assets, net	408,260	442,325
Goodwill	522,766	527,115
Other assets	5,109	7,168
Total non-current assets	1,134,743	1,188,270
Total assets	$1,740,034	$1,869,778
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$83,278	$79,213
Current portion of equipment financing obligations	70	1,135
Current portion of operating lease liabilities	6,584	6,884
Total current liabilities	89,932	87,232
Long-term liabilities
Convertible senior notes, net	535,322	532,483
Operating lease liabilities	68,952	72,289
Deferred income tax liabilities, net	34,750	55,475
Other long-term liabilities	13,055	14,022
Total long-term liabilities	652,079	674,269
Total liabilities	742,011	761,501
Stockholders’ equity
Total stockholders’ equity	998,023	1,108,277
Total liabilities and stockholders’ equity	$1,740,034	$1,869,778
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
NET REVENUE
Clinical Services	$108,166	$104,053	$418,754	$404,172
Pharma Services	30,539	21,679	90,974	80,157
Total net revenue	138,705	125,732	509,728	484,329

COST OF REVENUE	81,880	80,475	321,832	297,269

GROSS PROFIT	56,825	45,257	187,896	187,060
Operating expenses:
General and administrative	57,855	62,394	243,356	221,347
Research and development	6,675	8,513	30,326	21,873
Sales and marketing	17,142	15,917	67,321	62,594
Restructuring charges	1,536	—	4,516	—
Total operating expenses	83,208	86,824	345,519	305,814
LOSS FROM OPERATIONS	(26,383)	(41,567)	(157,623)	(118,754)
Interest (income) expense, net	(860)	1,707	1,506	5,082
Other expense (income), net	1	930	213	499
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	—	—	(109,260)
Loss before taxes	(25,524)	(44,204)	(159,342)	(15,075)
Income tax benefit	(2,837)	(2,445)	(15,092)	(6,728)
NET LOSS	$(22,687)	$(41,759)	$(144,250)	$(8,347)

NET LOSS PER SHARE
Basic	$(0.18)	$(0.34)	$(1.16)	$(0.07)
Diluted	$(0.18)	$(0.34)	$(1.16)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	124,714	123,082	124,217	119,962
Diluted	124,714	123,082	124,217	119,962
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(144,250)	$(8,347)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	35,372	30,192
Amortization of intangibles	34,058	23,160
Non-cash stock-based compensation	24,672	22,458
Non-cash operating lease expense	9,775	8,716
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(109,260)
Amortization of convertible debt discount and debt issue costs	2,839	2,741
Loss on disposal of assets	2,858	606
Gain on sale of assets held for sale	(2,048)	—
Impairment of long-lived assets	718	—
Write off of COVID-19 PCR testing inventory and equipment	—	6,061
Other non-cash items	1,714	1,550
Changes in assets and liabilities, net:	(31,701)	(4,600)
Net cash used in operating activities	$(65,993)	$(26,723)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(97,605)	(196,791)
Proceeds from sales and maturities of marketable securities	116,915	62,970
Purchases of property and equipment	(30,891)	(64,142)
Proceeds from assets held for sale	12,098	—
Business acquisitions, net of cash acquired	—	(419,404)
Loan receivable from non-consolidated affiliate	—	(15,000)
Net cash provided by (used in) investing activities	$517	$(632,367)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(758)	(3,047)
Issuance of common stock, net	12,587	15,080
Proceeds from issuance of convertible debt, net of issuance costs	—	334,410
Premiums paid for capped call transactions	—	(29,291)
Proceeds from equity offering, net of issuance costs	—	408,133
Net cash provided by financing activities	$11,829	$725,285
Net change in cash and cash equivalents	$(53,647)	$66,195

Cash and cash equivalents, beginning of year	316,827	250,632
Cash, cash equivalents and restricted cash, end of year	$263,180	$316,827

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest expense, net, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, (vii) CEO transition costs, (viii) new headquarters moving expenses, (ix) gain on investment in and loan receivable from non-consolidated affiliate, net, (x) loss contingency for regulatory matter, (xi) restructuring charges, and (xii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired Inivata developed technology intangible assets, and, if applicable in a reporting period, (ii) the write-off of COVID-19 PCR testing inventory equipment.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) CEO transition costs, (vi) new headquarters moving expenses, (vii) gain on investment in and loan receivable from non-consolidated affiliate, net, (viii) loss contingency for regulatory matter, (ix) restructuring charges, and (x) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss (GAAP)	$(22,687)	$(41,759)	$(144,250)	$(8,347)
Adjustments to net loss:
Interest (income) expense, net	(860)	1,707	1,506	5,082
Income tax benefit	(2,837)	(2,445)	(15,092)	(6,728)
Depreciation	9,478	8,385	35,372	30,192
Amortization of intangibles	8,588	8,477	34,058	23,160
EBITDA (non-GAAP)	(8,318)	(25,635)	(88,406)	43,359
Further adjustments to EBITDA:
Acquisition and integration related expenses	—	2,338	2,479	15,683
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	6,061
CEO transition costs	—	—	4,518	591
New headquarters moving expenses	—	378	—	1,521
Non-cash stock-based compensation expense	4,662	10,062	24,672	22,458
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	—	—	(109,260)
Loss contingency for regulatory matter	—	700	—	11,200
Restructuring charges	1,536	—	4,516	—
Other significant expenses (income), net(4)	952	2,372	4,211	4,226
Adjusted EBITDA (non-GAAP)	$(1,168)	$(9,785)	$(48,010)	$(4,161)
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(4) For the three months ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the three months ended December 31, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs and other non-recurring items. For the year ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, moving costs, a gain on the sale of a building and other non-recurring items. For the year ended December 31, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs, and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Clinical Services:
Total revenue (GAAP)	$108,166	$104,053	4.0%	$418,754	$404,172	3.6%

Cost of revenue (GAAP)	$64,180	$66,002	(2.8)%	$261,742	$244,360	7.1%
Adjustments to cost of revenue(5)	(4,264)	(4,263)		(17,054)	(14,531)
Adjusted cost of revenue (non-GAAP)	$59,916	$61,739	(3.0)%	$244,688	$229,829	6.5%

Gross profit (GAAP)	$43,986	$38,051	15.6%	$157,012	$159,812	(1.8)%
Adjusted gross profit (non-GAAP )	$48,250	$42,314	14.0%	$174,066	$174,343	(0.2)%

Gross profit margin (GAAP)	40.7%	36.6%		37.5%	39.5%
Adjusted gross profit margin (non-GAAP)	44.6%	40.7%		41.6%	43.1%

Pharma Services:
Total revenue (GAAP)	$30,539	$21,679	40.9%	$90,974	$80,157	13.5%

Cost of revenue (GAAP)	$17,700	$14,473	22.3%	$60,090	$52,909	13.6%
Adjustments to cost of revenue(6)	(590)	(590)		(2,358)	(1,175)
Adjusted cost of revenue (non-GAAP)	$17,110	$13,883	23.2%	$57,732	$51,734	11.6%

Gross profit (GAAP)	$12,839	$7,206	78.2%	$30,884	$27,248	13.3%
Adjusted gross profit (non-GAAP )	$13,429	$7,796	72.3%	$33,242	$28,423	17.0%

Gross profit margin (GAAP)	42.0%	33.2%		33.9%	34.0%
Adjusted gross profit margin (non-GAAP)	44.0%	36.0%		36.5%	35.5%

Consolidated:
Total revenue (GAAP)	$138,705	$125,732	10.3%	$509,728	$484,329	5.2%

Cost of revenue (GAAP)	$81,880	$80,475	1.7%	$321,832	$297,269	8.3%
Adjustments to cost of revenue(5)(6)	(4,854)	(4,853)		(19,412)	(15,706)
Adjusted cost of revenue (non-GAAP)	$77,026	$75,622	1.9%	$302,420	$281,563	7.4%

Gross profit (GAAP)	$56,825	$45,257	25.6%	$187,896	$187,060	0.4%
Adjusted gross profit (non-GAAP )	$61,679	$50,110	23.1%	$207,308	$202,766	2.2%

Gross profit margin (GAAP)	41.0%	36.0%		36.9%	38.6%
Adjusted gross profit margin (non-GAAP)	44.5%	39.9%		40.7%	41.9%
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(5) Clinical Services cost of revenue adjustments for the three months ended December 31, 2022 and 2021 include $4.3 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the year ended December 31, 2022 include $17.1 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the year ended December 31, 2021 include $9.2 million of amortization of acquired Inivata developed technology intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory.
(6) Pharma Services cost of revenue adjustments for the three months ended December 31, 2022 and 2021 include $0.6 million of amortization of acquired Inivata developed technology intangible assets. Pharma Services cost of revenue adjustments for the years ended December 31, 2022 and 2021 include $2.4 million and $1.2 million of amortization, respectively, of acquired Inivata developed technology intangible assets.

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Reconciliation of GAAP Net Loss to Non- GAAP Adjusted Net Loss and
GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss (GAAP)	$(22,687)	$(41,759)	$(144,250)	$(8,347)
Adjustments to net loss:
Amortization of intangibles	8,588	8,477	34,058	23,160
Acquisition and integration related expenses	—	2,338	2,479	15,683
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	6,061
CEO transition costs	—	—	4,518	591
New headquarters moving expenses	—	378	—	1,521
Non-cash stock-based compensation expense	4,662	10,062	24,672	22,458
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	—	—	(109,260)
Loss contingency for regulatory matter	—	700	—	11,200
Restructuring charges	1,536	—	4,516	—
Other significant expenses (income), net(7)	952	2,372	4,211	4,226
Adjusted net loss (non-GAAP)	$(6,949)	$(17,432)	$(69,796)	$(32,707)

Net loss per diluted share (GAAP)
Diluted EPS	$(0.18)	$(0.34)	$(1.16)	$(0.07)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.07	0.07	0.27	0.19
Acquisition and integration related expenses	—	0.02	0.02	0.13
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	0.05
CEO transition costs	—	—	0.04	—
New headquarters moving expenses	—	—	—	0.01
Non-cash stock-based compensation expense	0.04	0.08	0.20	0.19
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	—	—	(0.91)
Loss contingency for regulatory matter	—	0.01	—	0.09
Restructuring charges	0.01	—	0.04	—
Other significant expenses (income), net(7)	0.01	0.02	0.03	0.04
Rounding and impact of diluted shares in adjusted diluted share(8)	(0.01)	—	—	0.01
Adjusted diluted EPS (non-GAAP)	$(0.06)	$(0.14)	$(0.56)	$(0.27)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	124,714	123,082	124,217	119,962
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	124,714	123,082	124,217	119,962
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(7) For the three months ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the three months ended December 31, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs and other non-recurring items. For the year ended December 31, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, moving costs, a gain on the sale of a building and other non-recurring items. For the year ended December 31, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs, and other non-recurring items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited, in thousands, except per share amounts)
GAAP net loss in 2023 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) non-cash stock based compensation and (iii) restructuring charges. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2023 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2023
	Low Range	High Range
Net loss (GAAP)	$(116,000)	$(107,000)
Amortization of intangibles	34,000	34,000
Non-cash stock-based compensation	28,000	27,000
Restructuring charges	5,000	5,000
Adjusted net loss (non-GAAP)	(49,000)	(41,000)
Interest and taxes	(14,000)	(16,000)
Depreciation	36,000	35,000
Adjusted EBITDA (non-GAAP)	$(27,000)	$(22,000)

Net loss per diluted share (GAAP)	$(0.91)	$(0.84)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.27	0.27
Non-cash stock-based compensation expenses	0.22	0.21
Restructuring charges	0.04	0.04
Rounding and impact of diluted shares in adjusted diluted shares(11)	—	—
Adjusted diluted EPS(12) (non-GAAP)	$(0.38)	$(0.32)

Weighted average assumed shares outstanding in 2023:
Diluted shares (GAAP)	128,000	128,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,000	128,000
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(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

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Supplemental Information
Clinical(13) Tests Performed and Revenue
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Clinical(13):
Number of tests performed	278,089	271,760	2.3%	1,088,055	1,086,768	0.1%
Average revenue/test	$389	$383	1.6%	$385	$370	4.1%
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(13) Excludes tests and revenue for Pharma Services. In addition, the year ended December 31, 2021 excludes tests and revenue COVID-19 PCR testing.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912